Exhibit 99.1

Contact:

For Oscient Pharmaceuticals

Sandra Schmidt Coombs

781-398-2310

For Immediate Release

Oscient Pharmaceuticals Discontinues Sales Force Promotion

for ANTARA and FACTIVE

Waltham, Mass., June 11, 2009 – Oscient Pharmaceuticals Corporation (NASDAQ: OSCI) today announced that it will discontinue sales force promotion of its two products: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic.

As part of a restructuring to conserve financial resources, the Company will eliminate approximately 180 positions, including its 150-person sales force and approximately 30 additional sales, marketing and corporate positions, in the next month. Although direct selling efforts will be discontinued, the Company intends to keep its products available and on the market for physicians and their patients.

Oscient previously announced the engagement of Broadpoint Capital to advise the Company on strategic options, including the potential sale of the Company or its assets and that process is ongoing.

As previously noted in the Company’s Annual Report on Form 10-K and other documents filed with the SEC, the Company believed it had sufficient cash to continue its then current operations into the third quarter of 2009, unless it was able to raise additional capital and/or refinance or amend the terms of its outstanding debt. The Company has also stated that if it was unable or could not obtain adequate financing, it may have to take measures to significantly reduce expenses which would have a material adverse effect on its business and/or the Company may seek bankruptcy protection.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation markets two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

-more-

Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451
t: 781.398.2300 f: 781.893.9535 www.oscient.com

June 11, 2009

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) the Company’s intentions to discontinue the sales force promotion of ANTARA and FACTIVE and the corresponding elimination of sales, marketing and corporate positions, (ii) the continued availability of ANTARA and FACTIVE to physicians and patients, (iii) the Company’s ongoing review of strategic alternatives, (iv) the Company’s projections that it has cash to continue operations into the third quarter of 2009, and (v) the ability of the Company to maintain operations and/or seek bankruptcy protection in the event it is unable to obtain adequate financing or pay its indebtedness as it becomes due. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market and the acceleration of existing debt as a result of our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations; (b) the likelihood that we may have to further scale back operations, take other measures to significantly reduce our expenses and/or seek bankruptcy protection in the event that we cannot raise additional funds and refinance our maturing and existing debt in light of our existing capital structure, the inclusion of a going concern explanatory paragraph in our auditor’s opinion for the year ended December 31, 2008 and the current credit market turmoil; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; the restructuring and substantial reduction in the size and/or elimination of our commercial organization; the lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; and (e) our ability to defend our intellectual property position for ANTARA and FACTIVE and claims against us by third parties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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